EXHIBIT 10.1

                         DIGITAL IMAGING RESOURCES INC.

                             STOCK OPTION AGREEMENT
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     RECITALS

A. The Board of this Corporation has granted to William S. Clarke, by action taken at a meeting of the Board held on December 15, 2004, an option to purchase 100,000 shares of the Corporation's Common Stock exercisable at a price of $0.20 per share; and

B. Optionee has rendered valuable services to the Corporation and the grant of the option and this Agreement are executed in partial consideration of those services. C. All capitalized terms in this Agreement shall have the meaning assigned to them in Paragraph 12 of this Agreement.

         NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in Recital A. Subject to Paragraph 4, the Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date.

3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee, provided, however,. this option may, in connection with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established for the exclusive benefit of the Optionee and/or one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4. Dates of Exercise. This option shall become exercisable for the Option Shares in installments for thirty three and one-third percent (33 1/3%) of the Option Shares upon each twelve month anniversary of the Grant Date. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date.

5.       Adjustment in Option Shares; Anti-Dilution Adjustments.
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         (a)      Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

         (b) In the event that, prior to the Expiration Date, the Corporation shall consummate a merger, consolidation, share exchange or other reorganization, or any other transaction pursuant to which the holders of the Corporation's Common Stock receive or become entitled to receive securities, cash or other assets or any combination thereof, the Optionee shall be entitled to receive upon exercise of this Option from time to time in accordance with the terms of this Agreement, the amount of cash, securities, or other assets that Optionee would have been entitled to receive or become entitled to receive had such Optionee been the record holder of the number of shares of the Corporation's Common Stock issuable to Optionee on full exercise of this Option had the merger, consolidation, share exchange or other reorganization, or other transaction occurred immediately prior to the consummation of such transaction.

         (c) The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the holder of this option shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock resulting from dividing the number of Option Shares by the number of shares of Common Stock of the Corporation outstanding immediately prior to such adjustment and multiplying the product thereof by the number of shares of Common Stock of the Corporation outstanding, including shares deemed to be outstanding pursuant to Paragraphs 5(c)(A)(i) and (ii), immediately after such adjustment.

                  (A)     Adjustment of Exercise Price Upon Issuance of Common
                          Stock.

                  (x) If and whenever after the date hereof the Corporation shall issue or sell any Common Stock for no consideration or for a consideration per share less than the Exercise Price, then, forthwith upon such issue or sale, the Exercise Price shall be reduced (but not increased, except as otherwise specifically provided in Paragraph 5(a) hereof), to the lower price per share (calculated to the nearest one-ten thousandth of a cent) but in any event not less than $0.001 per share.

                  (y) Notwithstanding the provisions of this Paragraph 5(c)(A), no adjustment shall be made in the Exercise Price in the event that the Corporation issues, in one or more transactions, (i) Common Stock or convertible securities upon exercise of any options issued to officers, directors or employees of the Corporation pursuant to a stock option plan or an employment, severance or consulting agreement as now or hereafter in effect, in each case approved by the Board of Directors (provided that the aggregate number of shares of Common Stock which may be issuable, including options issued prior to the date hereof, under all such employee plans and agreements shall at no time exceed the number of such shares of Common Stock that are issuable under currently effective employee plans and agreements); or (ii) Common Stock upon

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         exercise of any stock purchase warrant or option (other than the options referred to in clause (i) above) or other convertible security outstanding on the date hereof. In addition, for purposes of calculating any adjustment of the Exercise Price as provided in this Section, all of the shares of Common Stock issuable pursuant to any of the foregoing shall be assumed to be outstanding prior to the event causing such adjustment to be made.

                  For purposes of this Paragraph 5(c)(A), the following Subparagraphs (i) to (iii) inclusive, shall be applicable:

                  (i) Issuance of Rights or Options. In case at any time after the date hereof the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such rights or options, or plus, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Exercise Price specified in Paragraph 5(c) hereof. Except as provided in Paragraph 5(c) hereof, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (ii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in Subparagraph 5(c)(A)(i), the additional consideration, if any, payable upon the

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         conversion or exchange of any Convertible Securities referred to in
         Subparagraph 5(c)(A)(i), or the rate at which any Convertible Securities referred to in Subparagraph 5(c)(A)(i), are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price that would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right referred to in Subparagraph 5(c)(A)(i), or on the termination of any such right to convert or exchange any such Convertible Securities referred to in Subparagraph 5(c)(A)(i), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price that would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in Subparagraph 5(c)(A)(i) or the rate at which any Convertible Securities referred to in Subparagraph 5(c)(A)(i) are convertible is reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced.

                  (iii) Consideration for Stock. In case at any time Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration therefor shall be deemed to be the amount received by the Corporation therefor. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors of the Corporation. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Corporation, of such

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         portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such Common Stock, Convertible Securities, rights or options as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issuance and sale of other securities of the Corporation, together consisting of one integral transaction in which no consideration is allocated to such rights or options by the parties, such rights or options shall be deemed to have been issued with consideration.

         (d) If any event or condition occurs as to which other provisions of this Paragraph 5 are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of this option in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the holder hereof under any provisions of this option, then the Corporation shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Exercise Price and the number of Option Shares purchasable hereunder so as to preserve the rights of the Optionee hereunder. In no event shall any such adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to this option except in the event of a combination of shares of the type contemplated in Paragraph 5(a) hereof, and then in no event to an amount greater than the Exercise Price as adjusted pursuant to Paragraph 5(a) hereof.

6. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

7.       Manner of Exercising Option.
         ---------------------------

                  (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                           (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                           (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                           (A)      cash or check made payable to the
                           Corporation; or

                           (B) through a "cashless" or "net-issue" exercise of such Option ("Cashless Exercise"); whereby the Optionee shall exchange such number of Option Shares subject to the Notice of Exercise for that number of shares of Common Stock determined by multiplying the number of Option Shares subject to the Notice of Exercise by a fraction, the numerator of which shall be the difference between (x) the Market Price and

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                           (y) the Exercise Price for each such Option Shares
                           subject to the Notice of Exercise, and the denominator of which shall be the Market Price; the Exercise Notice shall set forth the calculation upon which the Cashless Exercise is based, or

                           (C)      a combination of (A) and (B) above;

                           Except to the extent the Cashless Exercise procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.


                           (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                  (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the fully paid and non-assessable shares of Common Stock purchased, with any appropriate legends affixed thereto.

                  (c) In no event may this option be exercised for any fractional shares.

8. Compliance with Laws and Regulations. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

9. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

10. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address hereinafter provided or such other address as last provided by Optionee to the Corporation. All notices shall be deemed effective upon personal delivery or upon deposit in the mail, postage prepaid and properly addressed to the party to be notified.

11. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

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12.      The following definitions shall be in effect under the Agreement:

         A.       Agreement shall mean this Stock Option Agreement.

         B.       Board shall mean the Corporation's Board of Directors.

         C. Common Stock shall mean shares of the Corporation's common stock, par value $0.001 per share.

         D. Corporation shall mean Digital Imaging Resources Inc., a Delaware corporation, its successors and assigns.

         E. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 7 of the Agreement.

         F. Exercise Price shall mean the exercise price per Option Share as specified in Recital A of this Agreement.

         G.       Expiration Date shall mean ten (10) years after the Grant
         Date.

         L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

         (i) If the Common Stock is at the time listed on any Stock Exchange or is traded on the Nasdaq Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange, or on the Nasdaq Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (ii) If the Common Stock is at the time traded on the over-the counter market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the NASD Bulletin Board or the Pink Sheets, or any successor of either. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (iii) If the Common Stock is not then listed or admitted to trading on any securities exchange or electronic quotation system, then the Fair Market Value shall be the average of the bid and asked prices as reported by any other reputable quotation service, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than thirty (30) days prior to the date in question) for which prices have been so reported, and, if there are no bid and asked prices reported during the thirty (30) days prior to the date in question, the Fair Market Value shall be determined in good faith by the Board.

         M.       Grant Date shall mean December 15, 2004.

         N. Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

         O. Option Shares shall mean the number of shares of Common Stock subject to the option as set forth in Recital A to this Agreement.

         P. Optionee shall mean the person to whom the option is granted as specified in Recital A of this Agreement.

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         Q.       Stock Exchange shall mean the American Stock Exchange or the
         New York Stock Exchange.




         IN WITNESS WHEREOF, this Agreement has been signed by the Corporation on the date hereinafter provided.


DATED:_________, 2006


Digital Imaging Resources Inc.


By      /s/JOSEPH R. BELLANTONI
        ------------------------------
Title:  President
        ------------------------------
        Duly Authorized

OPTIONEE ADDRESS:
        944 Cherry Valley Road, Princeton, NJ 08540


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                                    EXHIBIT I

                               NOTICE OF EXERCISE

         I hereby notify Digital Imaging Resources Inc. (the "Corporation") that I elect to purchase _________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $___ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me December 15, 2004. Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.



__________________, 200


Date

Optionee Address:

________________________________________________________________________________

________________________________________________________________________________


Print name in exact manner
it is to appear on the
stock certificate:__________________________________________________


Cashless Exercise Calculation:

         (i) Number of Option Shares subject to the Notice of Exercise times
(ii) a fraction, (a) the numerator of which shall be the difference between (x) the Market Price and (y) the Exercise Price for each such Option Shares subject to the Notice of Exercise, and (b) the denominator of which shall be the Market Price.


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